UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2024

VISTRA CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

(214) 812-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	VST	New York Stock Exchange
Warrants	VST.WS.A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 26, 2024 (the “Effective Date”), Vistra Zero Operating Company, LLC (in such capacity, the “Borrower”), an indirect, non-wholly owned subsidiary of Vistra Corp. (the “Company”), and the direct owner and operator of the Company’s 1.4 gigawatts of operating solar and battery storage facilities, entered into a Credit Agreement (the “Credit Agreement”) among the Borrower, the Lenders party thereto, Citibank, N.A., as Administrative Agent and Collateral Agent, and the other parties named therein. Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.

The Credit Agreement provides for a senior secured term loan “B” (the “Term Loan”) in an aggregate principal amount of $700,000,000.00 (the “Principal Amount”), which the Borrower borrowed in its entirety on the Effective Date. The Term Loan matures on April 30, 2031 and will amortize in equal quarterly installments in an aggregate annual amount equal to 1.00% of the Principal Amount. The proceeds of the Term Loan will be used (a) to pay transaction costs and (b) for working capital and general corporate purposes, including to finance the consideration for the acquisition of the initial projects owned by the Borrower and the other Loan Parties or, if applicable, the equity interests of the entities owning such projects, from the Borrower’s direct or indirect parent company. The Borrower’s obligations under the Credit Agreement are guaranteed by certain subsidiaries of the Borrower, but are otherwise non-recourse to Vistra Operations (as defined below) and its other subsidiaries.

The Term Loan bears interest, at Borrower’s option, at either Term SOFR plus 2.75% per annum or ABR plus 1.75% per annum. The Term Loan is not subject to a floor or credit spread adjustment but is subject to a 1.00% “soft call” prepayment premium prior to the date that is six months following the Effective Date.

The Credit Agreement contains customary covenants and warranties which are generally consistent in scope with the senior secured credit agreement, dated as of October 3, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Vistra Operations Credit Agreement”) among Borrower’s indirect parent, Vistra Operations Company LLC (“Vistra Operations”), as borrower, Vistra Intermediate Company LLC, as holdings, the lenders party thereto, Citibank, N.A., as administrative agent and collateral agent, and the other parties named therein, except that there is no financial maintenance covenant in the Credit Agreement.

A copy of the Credit Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference. The above description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s direct financial obligations under the Credit Agreement is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1*	Credit Agreement, dated March 26, 2024, by and among Vistra Zero Operating Company, LLC, the Lenders (as defined in the Credit Agreement) party thereto and Citibank, N.A. (as Administrative Agent and as Collateral Agent).

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

*

Certain exhibits and schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibits or schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistra Corp.

Dated: April 1, 2024	/s/ William M. Quinn
	Name:	William M. Quinn
	Title:	Senior Vice President and Treasurer